Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We have issued our Reports dated February 24, 2006 and March 28, 2008, accompanying the consolidated financial statements as of and for the years ended December 31, 2007, 2006 and 2005, included in the Annual Reports of Speedemissions, Inc. on Form 10-KSB for the years ended December 31, 2007, 2006 and 2005, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned Reports.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia

September 11, 2008